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Exhibit 99.01


                             SUBSCRIPTION AGREEMENT

                            TC POWER MANAGAMENT CORP.
                             (A Nevada Corporation)
                                   PO Box 132
                     Providenciales, Turks & Caicos Islands

     The prospective purchaser who is signing below hereby tenders this Purchase Offer and applies for the purchase of the number of shares of common stock, $.001 par value, set forth below, in TC Power Management Corp., (hereafter "Corporation") at a price of $0.10 per share and encloses a check, bank draft, or wire transfer of funds, payable to " TC Power Management Corp." in the amount set forth below for the stated number of shares. The prospective purchaser understands that these funds will not be returned to the prospective purchaser. The prospective purchaser hereby acknowledges receipt of a copy of the Prospectus. The prospective purchaser further hereby represents and warrants as follows:

1. The prospective purchaser, if a person, is at least 21 years of age, and has read the Prospectus and, in particular, the materials in the "Risk Factors" section of the Prospectus.

2. The prospective purchaser understands that this purchase offer does not become a purchase agreement unless payment submitted with the purchase offer is promptly paid by the bank upon which it is drawn and until the offer is accepted by a duly authorized officer or agent of the Corporation. The Corporation may accept or reject any or all of the offer.

3. The prospective purchaser hereby acknowledges and agrees that upon acceptance by the Corporation of this purchase offer, he/she is not entitled to cancel, terminate, or revoke this purchase offer and that this agreement shall survive death, disability, or transfer of control of the prospective purchaser.

         MAKE CHECK PAYABLE TO:     TC POWER MANAGEMENT CORP.

Executed this _____ day of ______________, 200   , at_________________________.
Dollar Amount of Purchase Offer: $ ________  Number of Shares of Purchase
Offer _____________.


_____________________________________     _____________________________________
Address                                   Signature of Purchaser

___________________________________       _____________________________________
                                          Print SURNAME of Purchaser

___________________________________       _____________________________________
City/State                                Print FIRST name and initials of
                                          Purchaser

___________________________________       _____________________________________
Country/Zip Code                          Taxpayer Identification or
                                          Social Security Number


                     Accepted by: TC POWER MANAGEMENT CORP.

                     By:     /s/ Gordon W. Douglas
                     Title:  ________________________________
                     Date:   ________________________________